Exhibit 10.2

EXHIBIT F-1

Earn Out Payment and Conditions

1. First Measurement Year:

Potential Earn Out Payment: $1,250,000 (the “First Measurement Year Earn Out Payment”)

a. If the Surviving Corporation’s EBITDA for this Measurement Year is less than $1,624,000, then the First Measurement Year Earn Out Payment shall not be earned and no portion of the First Measurement Year Earn Out Payment shall be carried over to any future Measurement Years. However, Parent, in its sole and absolute discretion, shall have the right (but not the obligation) to permit such unearned portion to be carried over to a future Measurement Year.

b. If the Surviving Corporation’s EBITDA for this Measurement Year is at least $1,624,000 but less than $2,030,000, then the Earn Out Payment earned for this Measurement Year shall be $1,250,000 multiplied by a fraction, (A) the numerator of which is the Surviving Corporation’s EBITDA for this Measurement Year and (B) the denominator of which is $2,030,000. Any portion of the First Measurement Year Earn Out Payment which is not earned under this clause 1(b) (if this clause (b) is applicable) in the first Measurement Year shall be carried over to the second Measurement Year, subject to the terms and conditions of clause 2 below.

c. If the Surviving Corporation’s EBITDA for this Measurement Year is $2,030,000 or greater, then the full First Measurement Year Earn Out Payment shall be earned.

2. Second Measurement Year:

Potential Earn Out Payment: The sum of:

(i) $1,250,000 (the “Second Measurement Year Earn Out Base Payment”)

plus

(ii) (A) If clause 1(a) is applicable with respect to the first Measurement Year, any portion of the unearned First Measurement Year Earn Out Payment which Parent has, in its sole and absolute discretion, affirmatively decided to (as evidenced solely by a writing signed by an executive officer of Parent specifically stating such) permit to be carried over to the second Measurement Year (for the avoidance of doubt, nothing in this Exhibit F-1 or this Agreement shall be construed as imposing or implying any obligation of Parent to permit or consider permitting any such carry over);

(B) If clause 1(b) is applicable with respect to the first Measurement Year, any portion of the unearned First Measurement Year Earn Out Payment; or

(C) if clause 1(c) is applicable with respect to the first Measurement Year, nothing additional.

The applicable amount in clause 2(ii)(A), (B) or (C) is referred to as the “Second Measurement Year Earn Out Additional Payment.” For the avoidance of doubt, the Second Measurement Year Earn Out Additional Payment shall not include any First Measurement Year Earn Out Payment earned but not paid as a result of Parent’s set off rights under this Agreement.

The sum of the applicable amounts in clauses 2(i) and (ii) is referred to as the “Second Measurement Year Earn Out Payment.”

a. If the Surviving Corporation’s EBITDA for this Measurement Year is less than $2,608,000, then no Second Measurement Year Earn Out Payment shall be earned.

b. If the Surviving Corporation’s EBITDA for this Measurement Year is at least $2,608,000 but less than $3,260,000, then the Earn Out Payment earned for this Measurement Year shall be the Second Measurement Year Earn Out Base Payment multiplied by a fraction, (A) the numerator of which is the Surviving Corporation’s EBITDA for this Measurement Year and (B) the denominator of which is $3,260,000, and no Second Measurement Year Earn Out Additional Payment shall be earned.

c. If the Surviving Corporation’s EBITDA for this Measurement Year equals $3,260,000, then the full Second Measurement Year Earn Out Base Payment shall be earned, and no Second Measurement Year Earn Out Additional Payment shall be earned.

d. If the Surviving Corporation’s EBITDA for this Measurement Year is greater than $3,260,000, then the Earn Out Payment earned for this Measurement Year shall be (i) the full Second Measurement Year Earn Out Base Payment, plus

(ii) the product of (x) the Second Measurement Year Earn Out Additional Payment multiplied by (y) the lesser of (A) one (1) and (B) the following fraction:

a) the numerator of which is 1) the quotient (expressed as a percentage) of the Surviving Corporation’s EBIDTA for the second Measurement Year, divided by $3,260,000 minus 2) 100%, and

b) the denominator of which is 1) 100% minus 2) the quotient (expressed as a percentage) of the Surviving Corporation’s EBITDA for the first Measurement Year divided by $2,030,000.

3. If the Second Measurement Year Earn Out Payment is not earned in full, Parent shall have the sole and absolute discretion to permit the unearned portion to be earned in a third Measurement Year, and, if so, to establish the conditions and benchmarks for the earning of such amounts. Parent, however, is under no obligation to permit or consider permitting such unearned portion to be earned in any such future periods. Any such decision by Parent shall be evidenced solely by a writing signed by an executive officer of Parent specifically and affirmative stating such decision.